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              23(p)(11) Code of Ethics - Munder Capital Management

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                                 CODE OF ETHICS

FOR EMPLOYEES OF

                            MUNDER CAPITAL MANAGEMENT

                           EFFECTIVE FEBRUARY 14, 2006

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                                 CODE OF ETHICS

                                TABLE OF CONTENTS

   I. Introduction ........................................................   66
A. Standards of Business Conduct for Munder Capital Management Personnel ..   66
B. General Principles of this Code of Ethics ..............................   66
C. Applicability of the Code ..............................................   66

   II. Restrictions on Activities .........................................   66
A. Initial Public Offering and Limited Offering ...........................   66
B. Gifts ..................................................................   67
      1. Accepting Gifts ..................................................   67
      2. Solicitation of Gifts ............................................   67
      3. Giving Gifts .....................................................   67
C. Service as a Director ..................................................   67
D. Amendments and Waivers .................................................   67

   III. Compliance Procedures .............................................   67
A. Reporting Requirements for Employees ...................................   67
      1. Brokerage Statements and Confirmations ...........................   67
      2. Quarterly Transaction Reports ....................................   68
      3. Initial and Annual Disclosure of Personal Holdings ...............   69
      4. Certification of Compliance ......................................   69
      5. Permitted Disclaimer .............................................   69
B. Distribution of the Code to Persons Subject to the Code ................   69
C. Quarterly Review .......................................................   70

   IV. General Policies ...................................................   70
A. Anti-Fraud .............................................................   70
B. Involvement in Criminal Matters or Investment-Related Civil
      Proceedings .........................................................   70

   V. Reporting Violations of the Code ....................................   70

   VI. Sanctions ..........................................................   70

   VII. Recordkeeping .....................................................   71

   VIII. Confidentiality ..................................................   71

   IX. Other Laws, Rule and Statements of Policy ..........................   71

   X. Further Information .................................................   71

Attachment A - Definitions
Attachment B-1 - Certification of Employee Transactions
Attachment B-2 - Brokerage Account Certification Statement
Attachment B-3 - Holdings Certification Statement
Attachment C - Initial Report of Personal Holdings of Securities
Attachment D - Annual Certification and Questionnaire
Attachment E - Contact Persons
Attachment F - Reportable Funds


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                                 CODE OF ETHICS

Introduction

     STANDARDS OF BUSINESS CONDUCT FOR MUNDER CAPITAL MANAGEMENT PERSONNEL

          Munder Capital Management and its division World Asset Management ("MCM") seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. As a registered investment adviser, MCM has a duty to deal fairly with and act in the best interests of its clients and the employees of MCM have a duty to place the interests of MCM's clients ahead of their own. The confidence and trust placed in MCM by its clients is something the employees of MCM should value and endeavor to protect.

          To further these goals, MCM has adopted policies and procedures that pertain to MCM's employees, officers, general partners and other persons occupying a similar status or performing similar functions, as well as any other persons who provide investment advice on behalf of MCM and are subject to MCM's supervision and control. MCM's policies and procedures, including this Code of Ethics, require the personnel of MCM to adhere to certain standards of conduct and to comply with federal securities laws. Personnel of MCM should strive not only to comply with MCM's policies and procedures, but to conduct themselves in such a manner as to instill confidence and trust in MCM's clients.

     GENERAL PRINCIPLES OF THIS CODE OF ETHICS

          This Code of Ethics ("Code") establishes rules of conduct for employees of MCM (each, an "Employee"), other than an Employee who has been designated an Access Person and who is subject to the Code of Ethics for Access Persons of the Munder Funds and MCM. Temporary employees who will be employed at or through MCM for less than 30 calendar days shall not be deemed to be an Employee.

          The Code is designed to (i) govern the personal securities activities of Employees; (ii) prevent Employees from engaging in fraud; and (iii) require MCM to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

          As a general matter, in connection with personal securities transactions, Employees should (1) always place the interests of Advisory Clients (as defined in Attachment A) first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Employee's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

     APPLICABILITY OF THE CODE

          This Code applies to each Employee, unless the Employee has been designated an Access Person and is subject to the Code of Ethics for Access Persons of the Munder Funds and MCM. Restrictions on Activities

     INITIAL PUBLIC OFFERING AND LIMITED OFFERING

          No Employee shall acquire directly or indirectly any securities in an "initial public offering" for his or her personal account except "initial public offerings" of registered investment companies. For this purpose, an "initial public offering" means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

          No Employee shall acquire directly or indirectly securities in a "limited offering" (which are sometimes also referred to as "private placements") except after receiving pre-clearance from the Designated Supervisory Person (as defined in Attachment A) (or his or her designee). In all such instances, the Employee shall complete a written or electronic request for pre-clearance providing full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee's activities on behalf of Advisory Clients). The Designated Supervisory Person may not approve any such transaction unless he or she determines, after consultation with other investment advisory personnel of MCM such as its Chief Investment Officer, that Advisory Clients have no reasonably foreseeable interest in purchasing such securities.

          For this purpose, a "limited offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder. An Employee who has


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been authorized to acquire and has acquired securities in a "limited offering"
must disclose that investment to the Designated Supervisory Person and the Chief Investment Officer prior to, and explain that the disclosure is being made is in connection with, the Employee's subsequent consideration of an investment in the issuer by an Advisory Client.

     GIFTS

          The gift provisions below apply to all Employees. Please see the Gift Policy in the Employee Handbook for further information.

          Accepting Gifts

          On occasion, because of their positions with MCM or the Munder Funds, Employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined, returned or given to MCM to donate to charity in order to protect the reputation and integrity of MCM and the Munder Funds. Gifts of a nominal value (i.e., gifts whose reasonable aggregate value is no more than $100 a year), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Employees may not accept a gift of cash or a cash equivalent (e.g. gift certificates) in ANY amount. Employees must report the receipt of any to the Legal Department in accordance with the requirements of MCM's Gift Policy.

          Solicitation of Gifts

               Employees and officers of MCM may not solicit gifts or gratuities.

          Giving Gifts

          Employees and officers of MCM may not give any gifts with an aggregate value in excess of $100 per year to any person associated with securities or financial organizations, including exchanges, other NASD member organizations, commodity firms, news media, or clients of the firm.

     SERVICE AS A DIRECTOR

          No Employee shall serve on the board of directors of any publicly-traded company or privately-held company without prior authorization from a committee comprised of the Chief Compliance Officer of MCM ("CCO") and either the Chief Executive Officer or Chief Investment Officer of MCM, based upon a determination that such board service would not be inconsistent with the interests of the Advisory Clients. In instances in which such service is authorized, the Employee will be isolated from making investment decisions relating to such company through the implementation of appropriate "Chinese Wall" procedures established by the CCO. This restriction does not apply to non-profit, charitable, civic, religious, public, political, educational or social organizations.

     AMENDMENTS AND WAIVERS

          The limitations and restrictions specified in subsections A. through
C. of this Section II. may be modified only by the CCO on a case by case basis. Each such modification shall be documented in writing by the Designated Supervisory Person, including in particular the basis for the modification. Although exceptions to the Code will rarely, if ever, be granted, the CCO may grant exceptions to the requirements of the Code on a case-by-case basis if he or she finds that the proposed conduct involves negligible opportunity for abuse.

Compliance Procedures

     REPORTING REQUIREMENTS FOR EMPLOYEES

          Brokerage Statements and Confirmations

               Every Employee and members of his or her Immediate Family (as defined in Attachment A) must arrange for the Legal Department to receive DIRECTLY from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for all accounts that hold any securities in which such Employee has a Beneficial Ownership interest. This requirement applies even if the transaction involves or the account holds a non-Reportable Security. To assist in making these arrangements, the Legal


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     Department will send a letter to each broker, dealer or bank based on the information provided by the Employee. Exceptions to this policy must be pre-approved by the Compliance Department.

     Quarterly Transaction Reports

          General Requirement

               In addition to providing the duplicate confirmations and periodic statements required by the preceding paragraph on a timely basis, each Employee shall, on a quarterly basis, confirm the accuracy of the information previously provided to the Legal Department in the format specified in Attachment B-1. Each Employee shall also list any previously unreported transaction that occurred prior to the end of the quarter to which the report relates involving a Reportable Security (as defined in Attachment A) in which the Employee had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership. Previously unreported transactions might include, for example, securities that are not purchased or sold through an Employee's brokerage account or securities acquired through a gift or inheritance.

          Exempt Transactions

               The following transactions are not required to be reported on a quarterly basis as described in this Section III.A.2.:

               i. Purchases or sales effected in any account over which the Employee has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Employee and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person); and

               ii. Purchases or sales that are effected as part of an automatic investment plan, including an automatic dividend reinvestment plan. An automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. However, any transaction that overrides the preset schedule or allocation of the automatic investment plan is not exempt.

          Reporting Deadline

               An Employee must submit any report required by this Section III.A.2. to the Designated Supervisory Person no later than 30 days after the end of the calendar quarter in which the transaction occurred.

          Report Content

               Any report required under this Section III.A.2. must contain the following information with respect to each previously undisclosed securities transaction:

               i. The date of the transaction, the title, the exchange ticker symbol or CUSIP number, the interest rate and the maturity date (if applicable), the number of shares, and the principal amount of each security;

               ii. The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

               iii. The price of the security at which the transaction was effected;

               iv. The name of the broker, dealer or bank with or through which the transaction was effected; and

               v.   The date that the report is submitted by the Employee.

               To the extent such information is not included in the duplicate confirmations, statements,


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     periodic reports or other written information previously provided to the
     Designated Supervisory Person, the following information must also be provided in the report submitted by the Employee with respect to any account established in which any securities were held during the prior calendar quarter for the direct or indirect Beneficial Ownership interest of the Employee:

               i. The name of the broker, dealer or bank with whom the Employee established the account; and

               ii.  The date the account was established.

     Initial and Annual Disclosure of Personal Holdings

               No later than 10 days after becoming an employee and thereafter on an annual calendar year basis, each Employee must submit a Personal Holdings of Securities report.

          The Initial and Annual Reports of Personal Holdings of Securities must contain:

               a. The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each Reportable Security in which the Employee has any direct or indirect Beneficial Ownership interest;

               b. The name of any broker, dealer or bank with which the Employee maintains an account in which any securities are held for the Employee's direct or indirect benefit; and

               c. The date the Employee submits the report.

               The information in the report must be current as of a date no more than 45 days prior to the date the report is submitted. Initial Reports of Personal Holdings shall be in the format specified in Attachment
     C. Annually, each Employee shall confirm the accuracy of the information regarding securities holdings and accounts previously provided to the Legal Department in the formats specified in Attachments B-2 and B-3. Each Employee shall also list any previously unreported securities holding or account.

               If not previously provided, the Employee must provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the Designated Supervisory Person.

          Certification of Compliance

               Each Employee is required to certify annually in writing that he or she has received a copy of the Code, has read and understood the Code and acknowledges that he or she is subject to it. Further, each Employee is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code. The form of Annual Certification and Questionnaire is attached to this Code as Attachment D.

          Permitted Disclaimer

               Any report submitted to comply with the requirements of this
     Section III.A., may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

     DISTRIBUTION OF THE CODE TO PERSONS SUBJECT TO THE CODE

          The Designated Supervisory Person (or his or her designee) shall provide a copy of this Code to each Employee within 10 days of such person becoming subject to the Code. Thereafter, the Designated Supervisory Person (or his or her designee) shall provide each Employee with a copy of the Code on an annual basis and promptly after any amendment to the Code. Each Employee shall acknowledge receipt of the Code and any amendments thereto.


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     QUARTERLY REVIEW

          At least quarterly, the Designated Supervisory Person (or his or her designee) shall review the brokerage confirmations, brokerage statements and any reports received from or on behalf of an Employee. Such review shall include, as appropriate:

          1.   Whether all securities transactions complied with this Code;

          2. Whether any Advisory Client accounts owned the securities at the time of the securities transaction; and

          3. Whether any securities transactions demonstrate a pattern that may indicate abuse.

General Policies

     ANTI-FRAUD

          It shall be a violation of this Code for any Employee in connection with the purchase or sale, directly or indirectly, by such person of any security which, within the most recent 15 days was held by an Advisory Client, or was considered by MCM for purchase by the Advisory Client, to:

          1.   employ any device, scheme or artifice to defraud an Advisory
               Client;

          2. make to an Advisory Client any untrue statement of a material fact or omit to state to an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or

          4. engage in any manipulative practice with respect to an Advisory Client.

     INVOLVEMENT IN CRIMINAL MATTERS OR INVESTMENT-RELATED CIVIL PROCEEDINGS

          Each Employee must notify the Legal Department, as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

Reporting Violations of the Code

     An Employee who becomes aware of a violation of this Code, whether on the part of the Employee or any other person subject to the Code, shall promptly report such violation to the CCO. Failure to disclose or report to the CCO any violation of this Code is in and of itself a violation of the Code. An Employee shall not be subject to retaliation as a result of any report made pursuant to this Section III.A.6. However, if an Employee believes that he or she may suffer retaliation, such Employee may report the violation on an anonymous basis.

Sanctions

     Upon discovering that an Employee has not complied with the requirements of this Code, the Designated Supervisory Person shall submit such findings to the Compliance Committee. The Compliance Committee may impose on that Employee whatever sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, a letter of censure, mandatory Code of Ethics training, monetary sanctions, suspension or termination of employment. Any significant sanction imposed shall be reported to the Munder Funds' Boards. Notwithstanding the foregoing, the Designated Supervisory Person shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The Designated Supervisory Person may recommend that no action be taken, including waiving the requirement to disgorge profits. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.


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Recordkeeping

     This Code, the codes of any investment adviser, sub-adviser and principal underwriter, a copy of each report by an Employee, any written report by MCM, any sub-adviser of the principal underwriter and lists of all persons required to make reports shall be preserved with MCM's records in the manner and to the extent required by Rule 204-2 under the Investment Advisers Act of 1940, as amended ("Advisers Act").

     The Designated Supervisory Person shall maintain such reports and such other records as are required by this Code.

Confidentiality

     All information obtained from any Employee hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

Other Laws, Rule and Statements of Policy

     Nothing contained in this Code shall be interpreted as relieving any Employee from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by MCM or a Munder Fund. No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act") or Rule 204A-1 under the Advisers Act.

Further Information

     If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the Designated Supervisory Person.


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                                                                    ATTACHMENT A

                                   DEFINITIONS

     "Advisory Client" means any client (including both investment companies and managed accounts) for which MCM serves as an investment adviser or subadviser, renders investment advice, makes investment decisions or places orders through its trading department.

     "Beneficial Ownership" A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "pecuniary interest" in the security. The term "pecuniary interest" generally means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" in any securities held by members of the person's Immediate Family. An indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Code, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio Securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that an Employee has or acquires.

     "Designated Supervisory Person" means each person designated as a Designated Supervisory Person in Attachment E hereto.

     "Direct Obligations of the Government of the United States" means any security issued or guaranteed as to principal or interest by the United States, or any certificate of deposit for any of the foregoing. Direct Obligations of the Government of the United States include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities) program.

     Securities issued by entities controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States ARE NOT Direct Obligations of the Government of the United States. This includes securities issued by, for example, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac), the Government National Mortgage Association (Ginnie Mae), Federal Home Loan Banks, Federal Land Banks, Federal Farm Credit Banks, the Federal Housing Administration, the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the General Services Administration, Student Loan Marketing Association (Sallie Mae), the Central Bank for Cooperatives, Federal Intermediate Credit Banks and the Maritime Administration.

     "High Quality Short-Term Debt Instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

     "Immediate Family" of an Employee means any of the following persons who reside in the same household as the Employee:

child
stepchild
grandchild
parent
stepparent
grandparent
spouse
sibling
mother-in-law
father-in-law
son-in-law
daughter-in-law
brother-in-law
sister-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the CCO determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety


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

which this Code is intended to prevent.

     "Reportable Fund" means any investment company registered under the 1940 Act for which MCM serves as an investment adviser or sub-adviser and any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls MCM, is controlled by MCM, or is under common control with MCM. (See Attachment F).

     "Reportable Security" means any Security (as defined below) except (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments (including repurchase agreements); (iii) shares issued by money market funds; (iv) shares issued by other open-end investment companies registered under the 1940 Act, unless it is a Reportable Fund; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are Reportable Funds. All Exchange Traded Funds are Reportable Securities. Shares of closed-end investment companies (such as Munder @Vantage Fund) are Reportable Securities regardless of affiliation. Shares issued by unit investment trusts might include separate account options under variable insurance contracts.

     "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, common trust fund, collective fund, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. 529 Plans are securities.


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

                                                                  ATTACHMENT B-1

                     CERTIFICATION OF EMPLOYEE TRANSACTIONS

TRANS. TYPE _____________   TICKER _____________   SECURITY NAME _____________

TRADE DATE _____________   QUANTITY _____________   PRICE _____________

TEST, TEST  (TEST)

ACCOUNT NUMBER: (A)DRIP   BROKER: DIVIDEND REINVESTMENT PLANS

     No transactions during this period.

ACCOUNT NUMBER: (A)EXEMPT/1256755   BROKER: VANGUARD FUNDS

     No transactions during this period.

ACCOUNT NUMBER: (A)EXEMPT/CO.401(K)   BROKER: FIDELITY INVESTMENTS

     No transactions during this period.

ACCOUNT NUMBER: 0001234560   BROKER: PFPC

     No transactions during this period.

ACCOUNT NUMBER: (M/Q)0123456789   BROKER: E*TRADE

BY    MRK   MERCK & CO               12/5/2005    500.00   30.10
SL    BUD   ANHEUSER-BUSCH COS INC   12/19/2005    50.00   44.55

ACCOUNT NUMBER: TEST - 401K   BROKER: MUNDER 401K

SL    MFHYX   MUNDER HEALTHCARE - CL   10/26/2005   73.57   24.64

ACCOUNT NUMBER: TEST - CMA - ESPP   BROKER: COMERICA/ESPP

     No transactions during this period.
________________________________________________________________________________

     I confirm that I have complied with the Code of Ethics with respect to personal securities transactions and with respect to the reporting of all broker, dealer or bank accounts in which any securities are held for my direct or indirect benefit. In confirm that all reportable transactions and accounts are listed above. If not listed above, I have attached trade confirm(s) or statement(s) for additional transactions or accounts.


-------------------------------------   ------------------------------------
SIGNATURE                               DATE


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                                                                  ATTACHMENT B-2

                    BROKERAGE ACCOUNT CERTIFICATION STATEMENT

ACCOUNT NUMBER ____________   ACCOUNT NAME ___________   BROKER NAME ___________

INITIATED DATE ___________

TEST, TEST (TEST)
TEST - CMA          JOHN SMITH                     COMERICA/ESPP                 01/01/2005
ESPP

TEST - 401K         JOHN SMITH                     MUNDER 401K                   01/01/2005

(M/Q)0123456789     JOHN SMITH                     E*TRADE                       01/01/2005

0001234560          JOHN SMITH ROLLOVER IRA        PFPC                          01/01/2005

(A)DRIP             JOHN SMITH                     DIVIDEND REINVESTMENT PLANS   04/01/2003

(A)EXEMPT/CO.4      JANE SMITH                     FIDELITY INVESTMENTS          01/05/2001

(A)EXEMPT/1256      JOHN SMITH/JANE SMITH JTWROS   VANGUARD FUNDS                02/06/2004
755

________________________________________________________________________________

     I confirm that I have complied with the Code of Ethics with respect to the reporting of all broker, dealer or bank accounts in which any securities are held for my direct or indirect benefit and that all such accounts are listed above or attached.


-------------------------------------   ------------------------------------
SIGNATURE                               DATE

                                                                  ATTACHMENT B-3

                        HOLDINGS CERTIFICATION STATEMENT
                             AS OF DATE: 12/31/____

  TICKER    SECURITY TYPE CODE     CUSIP              SECURITY NAME             QUANTITY
  ------    ------------------     -----              -------------             --------
TEST, TEST (TEST)

BROKERAGE ACCOUNT: JANE SMITH ((A)EXEMPT/CO.401(K))

No holdings.

BROKERAGE ACCOUNT: JOHN SMITH ((A)DRIP)

KO          COMM                 19121610    COCA-COLA CO                          23.56

BROKERAGE ACCOUNT: JOHN SMITH ((M/Q)0123456789)

997577AJ0   CRPB                 997577AJ0   AVON PRODUCTS INC                 20,000.00
ABCL        COMM                 01852J10    ALLIANCE BANCORP INC                 100.00
MRK         COMM                 58933110    MERCK & CO                           500.00

BROKERAGE ACCOUNT: JOHN SMITH (TEST - 401K)

MCVYX       MFND                 626124580   MUNDER SMALL-CAP VALUE - CL Y        132.72
MFHYX       MFND                 626120828   MUNDER HEALTHCARE - CL Y               0.00
MTFYX       MFND                 626124226   MUNDER TECHNOLOGY FUND- CL           336.25
MURYX       MFND                 626124861   MUNDER REAL ESTATE EQUITY - CLY      246.32
MUXYX       MFND                 626129787   MUNDER INDEX 500 - CL Y               49.22

BROKERAGE ACCOUNT: JOHN SMITH (TEST - CMA - ESPP)

CMA         COMM                 20034010    COMERICA INC                          34.36

BROKERAGE ACCOUNT: JOHN SMITH ROLLOVER IRA (0001234560)

MFEYX       MFND                 626120836   MUNDER EMERGING MARKETS - CL          43.96
MNNYX       MFND                 626124291   MUNDER INTERNET FUND - CL Y           17.23

BROKERAGE ACCOUNT: JOHN SMITH/JANE SMITH JTWROS ((A)EXEMPT/1256755)

No holdings.

     I confirm that I have complied with the Code of Ethics with respect to the reporting of securities holdings and that all Reportable Securities and Reportable Funds are listed above or attached.


-------------------------------------   ----------------------------------------
EMPLOYEE SIGNATURE                      DATE

                                                                    ATTACHMENT C

                                INITIAL REPORT OF
                         PERSONAL HOLDINGS OF SECURITIES

Name: ______________________________________

Position/Department: __________________________

I. To comply with SEC regulations and the Munder Capital Management Code of Ethics, all persons are required to provide a holdings report containing the following information (the information must be current as of a date no more than 45 days before the report is submitted):

     a. The title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each reportable security in which you have any direct or indirect beneficial ownership; and

     b. The name of any broker, dealer, or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit.

Please complete the form below listing all broker, dealer and bank accounts in which you (or a member of your Immediate Family) hold any securities*. You must attach a list of the reportable securities held in each account as well as the information listed in item (a) above. A copy of the most recent statement for each account may be attached for this purpose if it is accurate and provides all the required information.

PLEASE INCLUDE ALL ACCOUNTS, EVEN IF THEY ONLY HOLD NON-MUNDER MUTUAL FUNDS.

Account Owner   Account Number   Firm
-------------   --------------   ----


II. If you have a Beneficial Ownership interest in securities that are not listed in an attached account statement, or hold the physical certificates, list them below:

Name of Security   Quantity   Value   Custodian
----------------   --------   ------  ---------
1. _____________________________________________________________________________

2. _____________________________________________________________________________

3. _____________________________________________________________________________

(Attach separate sheet if necessary)

I CERTIFY THAT I HAVE RECEIVED A COPY OF THE MUNDER CAPITAL MANAGEMENT CODE OF ETHICS, THAT I HAVE READ AND UNDERSTAND THE CODE OF ETHICS AND THAT THIS FORM, AND THE ATTACHED STATEMENTS (IF ANY) CONSTITUTE ALL OF THE BROKER, DEALER OR BANK ACCOUNTS AND REPORTABLE SECURITIES IN WHICH I HAVE A BENEFICIAL OWNERSHIP INTEREST, INCLUDING THOSE FOR WHICH I HOLD PHYSICAL CERTIFICATES, AS WELL AS THOSE HELD IN ACCOUNTS OF MY IMMEDIATE FAMILY.


Signed:                                 Date:
        -----------------------------         ----------------------------------

* Please note that bank checking and savings accounts are not reportable, however, an account that holds a certificate of deposit is reportable.

                                                                    ATTACHMENT D

                     ANNUAL CERTIFICATION AND QUESTIONNAIRE
                                For Employees of
                            Munder Capital Management

Employee: ________________________________________________

I.   INTRODUCTION

     Employees are required to answer the following questions for the year ended _______. Upon completion, please sign and return the questionnaire by ________, to ____________ in the Legal Department. If you have any questions regarding this Questionnaire or the requirements under the Code of Ethics, please contact _____________ at extension ______________. All capitalized terms are defined in the Code.

II.  ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

     A. Have you reported all securities transactions that are required to be reported under the Code? (Note: This requirement includes arranging for the Legal Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as Reportable Securities held in certificate form.) (Circle "N/A" if there were no transactions.)

          Yes   No   N/A   (If no, explain on Attachment)

     B. Have you reported all broker, dealer and bank accounts in which you and/or the members of your Immediate Family hold ANY securities? (Circle "N/A" if there were no such accounts.

          Yes   No   N/A   (If no, explain on Attachment)

     C. Have you notified the Legal Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action? (Circle "N/A" if you have not been arrested, arraigned, etc.)

          Yes   No   N/A   (If no, explain on Attachment)

     D. Have you complied with the Code of Ethics in all other respects, including the gift policy?

          Yes   No   (If no, explain on Attachment)

          (List in the Attachment all reportable gifts given or received for the year covered by this certificate, noting the month, "counterparty," gift description, and estimated value.)

III. INSIDER TRADING POLICY

     Have you complied in all respects with the Insider Trading Policy?

          Yes   No   (If no, explain on Attachment)

IV.  DISCLOSURE OF DIRECTORSHIPS

     A. Are you, or is any member of your Immediate Family, a director of any publicly traded company or privately-held company (other than a non-profit, charitable organization).

          Yes   No

          (If yes, list on Attachment each company for which you are, or a member of your Immediate Family is, a director.)

     B. If the response to the previous question is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

          Yes   No

V.   DISCLOSURE OF BROKER-DEALER RELATIONSHIPS

     A.   Are you, or any relative, employed or affiliated with a broker-dealer?

          Yes   No

          (If yes, please respond to question V.B.)

     B. Provide the following information for any relatives who are employed or affiliated with a broker-dealer.

                   RELATION TO ACCESS
NAME OF RELATIVE         PERSON         NAME OF FIRM   TITLE
----------------   ------------------   ------------   -----


     PLEASE NOTE THAT THE LANGUAGE USED IN THIS QUESTIONNAIRE IN NO WAY MODIFIES OR LIMITS THE REQUIREMENTS CONTAINED IN THE CODE OF ETHICS.

     I hereby represent that I have received a copy of the Code of Ethics of Munder Capital Management and that I have read and understand the Code of Ethics. I acknowledge that I am subject to the Code of Ethics. I hereby certify that I have complied with all the requirements of the Code of Ethics and that I have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics. I understand that any untrue or incomplete response may be subject to disciplinary action by MCM.


Date:
      -------------------------------   ----------------------------------------
                                        Employee Signature

                                  ATTACHMENT TO
                       ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all "No" responses to questions in Sections II and III

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please list each company for which you are, or a member of your Immediate Family is, a director

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please list all Gifts you received or gave during the year covered by this questionnaire

                                            Estimated
Month   Giver/Receiver   Gift Description     Value
-----   --------------   ----------------   ---------


                  (Continue on additional sheet if necessary.)

                                                                    ATTACHMENT E

                                 CONTACT PERSONS

DESIGNATED SUPERVISORY PERSON

     Stephen J. Shenkenberg

DESIGNEES OF DESIGNATED SUPERVISORY PERSON

     Mary Ann Shumaker
     Linda Meints
     Shannon Arndt
     Carolyn Lopiccola

LEGAL DEPARTMENT

     Stephen J. Shenkenberg
     Mary Ann Shumaker
     Melanie West
     Amy Eisenbeis
     Kimberlee Levy
     Julie Habrowski
     Don Jobe
     Linda Meints
     Shannon Arndt
     James Kelts
     Carolyn Lopiccola
     Geraldine Bujalski
     Irene Bernhard

COMPLIANCE COMMITTEE

     Stephen J. Shenkenberg
     Peter Hoglund
     Enrique Chang

                                                                    ATTACHMENT F

                               REPORTABLE FUNDS(1)
                          (As defined in Attachment A)

FUND NAME                               TICKER     CUSIP     INTERNAL ACCT #
---------                               ------     -----     ---------------
The Munder Funds                                                 various
Calvert Social Index Series,             CISIX   131582751          371
a series of Calvert Social Index         CSXAX   131582785
Series, Inc.                             CSXBX   131582777
                                         CSXCX   131582769
Summit EAFE International Index                  866167695          540
Portfolio,
a series of Summit Mutual Funds, Inc.
- Summit Pinnacle Series
E*TRADE S&P 500 Index Fund,              ETSPX   269244109          606
a series of E*TRADE Funds
E*TRADE Russell 2000 Index Fund,         ETRUX   269244869          607
a series of E*TRADE Funds
E*TRADE Technology Index Fund,           ETTIX   269244406          608
a series of E*TRADE Funds
E*TRADE International Index Fund,        ETINX   269244505          609
a series of E*TRADE Funds
Munder Net50 Fund,                                                 4002
a series of AEGON/Transamerica Series
Trust
Small Cap Opportunities Trust, a                                   4003
series of John Hancock Trust
HSBC Investor Mid-Cap Fund, a series     HMCTX   760442467         4004
of the HSBC Investor Funds
American Express US Mid & Small Cap                                4007
Equities Portfolio, a series of
American Express Funds, Inc.
SunAmerica Focused Mid-Cap Growth, a                               4008
series of SunAmerica Focused Series,
Inc.
Small Cap Opportunities Fund, a                                    4009
series of John Hancock Funds II
Old Mutual Growth II Portfolio, a        OAHGX   68002Q875         4010
series of Old Mutual Advisor Funds II    OCHGX   68002Q685
                                         OBGWX   68002Q594
                                         OBHGX   68002Q453
Old Mutual Growth II Portfolio, a        OIIGX   68003R104         4011
series of Old Mutual Insurance Series
Fund
Comerica Offshore Intermediate Bond                                9077
Fund Limited (Cayman Islands)

(1)  As of January 23, 2006